Exhibit 10.1

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated July 23, 2018, is made and entered into by and among IES HOLDINGS, INC., a Delaware corporation, on behalf of itself and each other Borrower and Guarantor (the “Administrative Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.    WHEREAS, Borrowers, Guarantors and Lender have entered into that certain Second Amended and Restated Credit and Security Agreement dated as of April 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.    WHEREAS, Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, has requested that Lender amend certain provisions in the Credit Agreement as set forth herein.

C.    WHEREAS, Lender has agreed to amend the Credit Agreement on the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I

AMENDMENT

Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:

1.01    Amendment to Section 8(c).

(a)    Section 8(c) of the Credit Agreement is hereby amended and restated as follows:

(c)    Minimum EBITDA. During an EBITDA Covenant Testing Period, Borrower shall achieve EBITDA, measured at the end of each quarter, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$30,000,000	For each four quarter period ending March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017

$32,500,000	For the four quarter period ending March 31, 2018

$35,000,000	For the four quarter period ending June 30, 2018 and each quarter-end thereafter

1.02    Amendment to Schedule 1.1.

(a)    Schedule 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“EBITDA Covenant Testing Period” means a period (a) commencing on the last day of the Borrowers most recently ended fiscal quarter prior to an EBITDA Covenant Trigger Event and (b) continuing through and including the first day after such EBITDA Covenant Trigger Event that Excess Availability has equaled or exceeded the greater of (i) 30% of the Maximum Revolver Amount, and (ii) $30,000,000 for the prior 30 consecutive days as set forth on any applicable Compliance Certificate delivered pursuant to Schedule 6.1 of this Agreement or as calculated by Borrower in the Borrowing Base Certificate provided on the 23rd day of each month pursuant to Schedule 6.2 of the Agreement.

“EBITDA Covenant Trigger Event” means if Excess Availability, after giving effect to the applicable Borrowing Base Certificate delivered pursuant to Schedule 6.2 of this Agreement, is less than the greater of (i) 30% of the Maximum Revolver Amount, and (ii) $30,000,000.

1.03    Amendment to Exhibit A.

(a)    Exhibit A to the Credit Agreement is hereby amended and restated as set forth on Exhibit A attached hereto.

ARTICLE II

NO WAIVER

2.01    No Waiver. Other than as set forth above in Article I hereof, nothing contained in this Amendment shall be construed as an amendment of, consent to, or waiver by, Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Lender, and the failure of

Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Lender.

ARTICLE III

CONDITIONS PRECEDENT

3.01    Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to Lender, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):

(a)    Lender shall have received the following documents or items, each in form and substance satisfactory to Lender and its legal counsel (unless such conditions are waived by Lender in its sole discretion):

(i)    an executed copy of this Amendment; and

(ii)    all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby, and Borrowers shall have paid Lender, or made arrangements satisfactory to Lender to pay, all Lender Expenses incurred prior to or in connection with the preparation of this Amendment.

(b)    After giving effect to this Amendment, the representations and warranties made by each Loan Party contained herein and in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the date hereof, as if those representations and warranties were made for the first time on such date.

(c)    After giving effect to this Amendment, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents.

(d)    No Default or Event of Default shall exist under any of the Loan Documents (as amended hereby), and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Amendment.

(e)    All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Lender and its counsel.

(f)    Lender shall have received final credit approval for the Credit Facility and the transactions described in this Amendment.

ARTICLE IV

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

4.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Administrative Borrower, on behalf of itself and each other Loan Party, hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Administrative Borrower, on behalf of itself and each other Loan Party, and Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

4.02    Representations and Warranties. Administrative Borrower, on behalf of itself and each other Loan Party, hereby represents and warrants, jointly and severally, to Lender as of the date hereof as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (d) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (e) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (g) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (h) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

5.02    Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

5.03    Expenses of Lender. Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender’s legal counsel.

5.04    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.05    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Lender.

5.06    Counterparts. This Amendment may be executed in one or more counterparts (including by electronic ..pdf), each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.07    Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.08    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.09    Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

5.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS MODIFIED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS MODIFIED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND LENDER.

5.11    Release. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

5.12    Consent of Guarantors. The Administrative Borrower, on behalf of each Guarantor, hereby (a) consents to the transactions contemplated by this Amendment; and (b) agrees that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and

Administrative Borrower, on behalf of the Guarantors, has acknowledged and agreed to same, it understands that the Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Administrative Borrower, on behalf of each Guarantor, acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned’s liability under such documents, that the undersigned’s consent is not required to the effectiveness of the Credit Agreement and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Collateral, the Advances, the Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

ADMINISTRATIVE BORROWER:

IES HOLDINGS, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Senior Vice President, CFO & Treasurer

Signature Page to Third Amendment to Second Amended and Restated Credit and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Howard I. Handman
Name:	Howard I. Handman
Title:	Authorized Signatory

Signature Page to Third Amendment to Second Amended and Restated Credit and Security Agreement

EXHIBIT A

TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	Wells Fargo Bank, National Association

MAC S4101-158

100 W. Washington St. 15th Floor

Phoenix, AZ 85003-1808

Attention: Howard I. Handman

Re:	Compliance Certificate dated [ ]

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 10, 2017, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), IES HOLDINGS, INC., a Delaware corporation; IES COMMUNICATIONS, LLC, a Delaware limited liability company; IES COMMERCIAL, INC., a Delaware corporation; IES MANAGEMENT LP, a Texas limited partnership; IES MANAGEMENT ROO, LP, a Texas limited partnership; IES PURCHASING & MATERIALS, INC., a Delaware corporation; IES RESIDENTIAL, INC., a Delaware corporation; INTEGRATED ELECTRICAL FINANCE, INC., a Delaware corporation; IES SUBSIDIARY HOLDINGS, INC., a Delaware corporation; MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation; HK ENGINE COMPONENTS, LLC, an Indiana limited liability company; IES RENEWABLE ENERGY, LLC, a Delaware limited liability company SOUTHERN INDUSTRIAL SALES AND SERVICES, INC., a Georgia corporation d/b/a Southern Rewinding and Sales, CALUMET ARMATURE AND ELECTRIC, L.L.C., an Illinois limited liability company, SHANAHAN MECHANICAL AND ELECTRICAL, INC., a Nebraska corporation, IES INFRASTRUCTURE SOLUTIONS, LLC, a Delaware limited liability company, TECHNIBUS, INC., a Delaware corporation, FREEMAN ENCLOSURE SYSTEMS, LLC, an Ohio limited liability company, STRATEGIC EDGE LLC, an Ohio limited liability company, NEXT ELECTRIC, LLC, a Wisconsin limited liability company, AZIMUTH COMMUNICATIONS, INC., an Oregon corporation (each, individually a “Borrower”, and collectively, the “Borrowers”), IES CONSOLIDATION, LLC, a Delaware limited liability company; IES PROPERTIES, INC., a Delaware corporation; IES SHARED SERVICES, INC., a Delaware corporation; IES TANGIBLE PROPERTIES, INC., a Delaware corporation; KEY ELECTRICAL SUPPLY, INC., a Texas corporation; IES OPERATIONS GROUP, INC., a Delaware corporation and ICS HOLDINGS LLC, an Arizona limited liability company (each, individually a (“Guarantor”), and collectively, the “Guarantors”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 6.1 of the Credit Agreement, the undersigned officer of Parent, or Administrative Borrower, hereby certifies that:

1.    Attached is the financial information of Borrowers and their Subsidiaries which is required to be furnished to Lender pursuant to Section 6.1 of the Credit Agreement for the period ended             ,          (the “Reporting Date”). Such financial information has been prepared in accordance with GAAP [(except for year-end adjustments and the lack of footnotes)]1, and fairly presents in all material respects the financial condition of Borrowers and their Subsidiaries.

2.    Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of each Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 6.1 of the Credit Agreement.

3.    Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default.

4.    “The representations and warranties of each Loan Party and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date).

5.    Borrowers’ Fixed Charge Coverage Ratio, Liquidity, and EBITDA calculations are demonstrated on Schedule 1 hereof.

6.    As of the Reporting Date, the Borrowers and their respective Subsidiaries are in compliance with the applicable covenants contained in Section 8 of the Credit Agreement, if applicable, as demonstrated on Schedule 1 hereof.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this [    ] day of [        ], [        ].

IES HOLDINGS, INC.

By:
Name:
Title:

[1]	Exclude bracketed language with annual audits

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Financial Covenants

I further certify that (Please check and complete each of the following):

1.    Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Borrowers and their Subsidiaries, measured on a trailing four-quarter basis, for the applicable quarter-end is        to 1.0 which [does/does not] satisfy the requirement set forth in Section 8(a) of the Credit Agreement that the Fixed Charge Coverage Ratio be not less than 1.1 to 1.0. Attached to this Schedule 1 are calculations supporting the foregoing calculation with respect to the Fixed Charge Coverage Ratio.

2.    Minimum Liquidity. The Liquidity of the Borrowers during the recent month was no less than $             which [does/does not] satisfy the requirement set forth in Section 8(b) of the Credit Agreement that the Borrowers maintain a minimum Liquidity of at least thirty percent (30%) of the Maximum Revolver Amount. The Borrower’s Excess Availability during the recent month was no less than $             which [does/does not] satisfy the requirement set forth in Section 8(b) of the Credit Agreement that at least fifty percent (50%) of the Borrowers’ Liquidity be comprised of Excess Availability. Attached to this Schedule 1 are calculations supporting the foregoing calculation with respect to the Liquidity and Excess Availability.

3.    Minimum EBITDA. The EBITDA of Borrowers, measured on a trailing four-quarter period for the applicable quarter-end is $             [ which [does/does not] satisfy the requirement set forth in Section 8(c) of the Credit Agreement that the Borrowers maintain a minimum EBITDA for the applicable period set forth therein].2

[2]	Minimum EBITDA will be included with the delivery of each Compliance Certificate, but it will only be tested during a EBITDA Covenant Testing Period.